                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

ENHANCED SURRENDER VALUE RIDER

This extra benefit rider is attached to and made part of the policy.

The effective date of the rider is the Date of Issue of the policy. This rider may be added after the Date of Issue of the policy only with Lincoln Life's consent.

BENEFITS. This rider provides the additional benefits set forth in A. and B. below:

A. SURRENDER VALUE BENEFIT. An extra benefit in the event of a full surrender of the policy.

     If the policy is surrendered, in lieu of the Surrender Value as described in the policy, the full Surrender Value will equal:

     1.   The Total Account Value on the date of surrender; less

     2.   The Loan Balance plus any accrued interest; plus

     3.   The Surrender Value Enhancement, if any.

     The Surrender Value Enhancement is an amount equal to the lesser of (a) or
     (b), where:

          (a)  is Target Enhancement Amount; and

          (b)  is Maximum Enhancement Amount.

     TARGET ENHANCEMENT AMOUNT. On any Monthly Anniversary Day, the Target Enhancement Amount is equal to the Target Surrender Value less the Total Account Value of the policy. For purposes of this rider, if the Target Enhancement Amount is negative, it will be considered to be zero.

     TARGET SURRENDER VALUE. On each Monthly Anniversary Day, the Target Surrender Value will be calculated as (1), plus (2), plus (3), minus (4), where:

     (1) is the Target Surrender Value on the immediately preceding Monthly Anniversary Day.

     (2) is all premiums received since the immediately preceding Monthly Anniversary Day.

     (3) is monthly equivalent interest on items (1) and (2) calculated using the annual Target Yield Rate shown on Target Yield Rate Table attached to this rider.

     (4) is the amount of any partial surrenders since the immediately preceding Monthly Anniversary Day.


     On the Date of Issue, the Target Surrender Value will be the initial premium received. On any day other than the Date of Issue or a Monthly Anniversary Day, the Target Surrender Value will be the Target Surrender Value as of the preceding Monthly Anniversary Day, plus all premiums received and less any partial surrenders taken since the preceding Monthly Anniversary Day.

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



     TARGET YIELD. The Target Yield is not guaranteed and may be changed by Lincoln Life at any time if future expectations in investment earnings, persistency and/or expenses (including taxes) differ from assumptions made in pricing. The current annual Target Yield Rates are shown on the Target Yield Rate Table attached to this rider. The Target Yield Rate will not exceed 15% in any Policy Year.

     MAXIMUM ENHANCEMENT AMOUNT. The Maximum Enhancement Amount is equal to the Cumulative Surrender Value Premium times the Maximum Enhancement Rate for any Policy Year times the Term Blend Adjustment Factor.

     CUMULATIVE SURRENDER VALUE PREMIUM. The Cumulative Surrender Value Premium for any Policy Year is the lesser of (a) or (b), where:

          (a) the sum of the premiums paid during the Policy Year; less the sum of any partial surrenders during the Policy Year; and

          (b) the Target Premium for the Policy Year; times the ratio of the Target Face Amount to the Basic Policy Specified Amount if a Term Insurance Rider is attached to this policy.

     During the first Policy Year, the Cumulative Surrender Value Premium for all prior Policy Years is zero.

     MAXIMUM ENHANCEMENT RATE. The Maximum Enhancement Rate is not guaranteed and may be changed at any time if future expectations in investment earnings, persistency and/or expenses (including taxes) differ from assumptions made in pricing. The current Maximum Enhancement Rates are shown on the Maximum Enhancement Rate Table attached to this rider. The Maximum Enhancement Rate will not exceed 25% in any Policy Year.

     TERM BLEND ADJUSTMENT FACTOR. The Term Blend Adjustment Factor is equal to
     1.0 unless a Term Insurance Rider is attached to the policy. If a Term Insurance Rider is attached this policy, the Term Blend Adjustment Factor will equal the Minimum Adjustment Factor plus one minus the Minimum Adjustment Factor times the ratio of the Basic Policy Specified Amount to the Target Face Amount shown in the Policy Specifications. The current value of the Minimum Adjustment Factor is shown in the Policy Specifications.

B. EXPENSE REDUCTION BENEFIT. A reduction in Expense Charges and Fees in the policy.

     In Policy Years six through ten, this rider will provide a reduction to the expense charges deducted under the policy. This amount is equal to the following:

     POLICY YEARS           EXPENSE REDUCTION AMOUNT
     ------------           ------------------------
     6-10                   The lesser of (a) or (b) where:

                                     (a)  is the Expense Reduction Rate times
                                          the accumulated premiums paid for
                                          Policy Years one through five; and

                                     (b)  is the Expense Charges due under
                                          the policy

     There is no expense reduction in Policy Years 1 through 5 or in Policy Year 11 and beyond.

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     EXPENSE REDUCTION RATE. The Expense Reduction Rate is not guaranteed and may be changed by Lincoln Life at any time if future expectations in investment earnings, persistency and/or expenses (including taxes) differ from assumptions made in pricing. The current Expense Reduction Rate is shown on the Expense Reduction Rate Table attached to this rider. The Expense Reduction Rate will not exceed an annual rate of 5% in any Policy Year.

     If this rider is elected, in lieu of the Monthly Deduction as described in the policy, the Monthly Deduction for a policy month will be calculated as Charge (1) plus Charge (2) less the Expense Reduction Amount, where:

     CHARGE (1)          is the Cost of Insurance (as described in COST OF
                         INSURANCE in the policy) and the cost of any supplemental riders or optional benefits, and

     CHARGE (2)          is the Monthly Administrative Fee as described
                         under SCHEDULE 1 in the policy

TERMINATION. Benefits under this rider will terminate on whichever of the following first occurs:

1.   the Maturity Date of the policy, as shown in the Policy Specifications; or

2.   the death of the Insured; or

3. the date this policy is terminated as provided under the Grace Period provision of the policy; or

4. the next Monthly Anniversary Day after Lincoln Life receives a request In Writing to terminate this rider.


This rider will terminate without value in the event that this policy is exchanged for another under Section 1035 of the Internal Revenue Code.

REINSTATEMENT. If this policy is reinstated, this rider may also be reinstated if satisfactory evidence of insurability on the Insured is provided to Lincoln Life.

DEFERRAL OF PAYMENT. Lincoln Life may defer payment of any Surrender Value calculated under this rider in the same manner that it may defer payment of any Surrender Value under this policy.

POLICY PROVISIONS. Except as provided above, this rider is subject to all the terms of the policy.

Issued by The Lincoln National Life Insurance Company.


                                The Lincoln National Life Insurance Company

                                /s/ Jon A. Boscia

                                PRESIDENT

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                         ENHANCED SURRENDER VALUE TABLES

TARGET YIELD RATE TABLE
The annual Target Yield Rates are as follows:

                     POLICY                                          POLICY
                       YEAR           TARGET YIELD RATE               YEAR             TARGET YIELD RATE
                     ----------    -------------------------     ----------------    -----------------------
                         1                   7.0%                       7                     4.0%
                         2                   7.0%                       8                     3.0%
                         3                   7.0%                       9                     2.0%
                         4                   6.0%                      10                     1.0%
                         5                   5.5%                      11+                    0.0%
                         6                   5.0%

MAXIMUM ENHANCEMENT RATE TABLE
The annual Maximum Enhancement Rates are as follows:

                     POLICY                                          POLICY           MAXIMUM ENHANCEMENT
                       YEAR        MAXIMUM ENHANCEMENT RATE           YEAR                    RATE
                     ----------    -------------------------     ----------------    -----------------------
                         1                  16.0%                       7                     5.0%
                         2                  15.0%                       8                     3.0%
                         3                  15.0%                       9                     2.0%
                         4                  12.0%                      10                     1.0%
                         5                   9.0%                      11+                    0.0%
                         6                   7.0%

EXPENSE REDUCTION RATES
The monthly Expense Reduction Rates are as follows:

                     POLICY            MONTHLY EXPENSE               POLICY             MONTHLY EXPENSE
                       YEAR             REDUCTION RATE                YEAR               REDUCTION RATE
                     ----------    -------------------------     ----------------    -----------------------
                         1                   0.0%                       7                   0.00833%
                         2                   0.0%                       8                   0.00833%
                         3                   0.0%                       9                   0.00833%
                         4                   0.0%                      10                   0.00833%
                         5                   0.0%                      11+                    0.0%
                         6                 0.00833%

Lincoln Life may change these benefits based on its expectations of future investment earnings, persistency and expenses, including taxes. These benefits are not guaranteed.

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